FOR IMMEDIATE RELEASE

KINGOLD JEWELRY REPORTS 2011 FOURTH QUARTER

AND YEAR-END FINANCIAL RESULTS

Company to Hold Conference Call with Accompanying Slide Presentation

On March 27, 2011, at 8:30 a.m. ET

WUHAN CITY, China, March 26, 2012 -- Kingold Jewelry, Inc. (NASDAQ: KGJI), one of China's leading manufacturers and designers of high quality 24-karat gold jewelry, ornaments and investment-oriented products, today announced financial results for its fourth quarter and year ended December 31, 2011.

Mr. Zhihong Jia, Chairman and CEO of Kingold, stated, “We were pleased to report solid operating results in 2011. Our focus has been on improving all aspects of our operations, including creating more sophisticated designs of our 24-karat gold products, wider distribution, quality control, and building a diversified customer base. As the result of these initiatives and a rising gold price environment through the first nine months of the year, our revenues increased over 50.9% in 2011. While the volatile global gold market led to a drop in pricing during the last three months of the year, and subsequently affected Kingold’s revenue for the fourth quarter, the demand for gold in China remained strong. We are well-prepared for these changes in commodity pricing and are always working to diversify our revenue stream, increase our volume, improve our margins, and ultimately, increase our profitability. In addition, we are continuing to expand our partnerships with major banks and financial institutions in China to produce investment-grade gold products. These banks contract with Kingold to provide products which can be sold to their customers in a variety of brands, shapes and sizes. Our goal remains to become a ‘one-stop shop’ for all gold product procurement and services in China, while maintaining a robust product line and quality service. In addition to expanding our design and manufacturing capabilities, we aim to provide a large variety of gold products of unique style and superior quality under our Kingold brand.”

Operational Review

In the fourth quarter of 2011, Kingold processed approximately 5.7 metric tons of 24-karat gold products, a decrease of 12.3% over the 6.5 metric tons sold in the fourth quarter of 2010, largely as a result of the Company reallocating resources towards its investment grade gold products business, which it expects to ramp up in 2012. Kingold historically has sold its products directly to distributors, retailers and other wholesalers, who then sell these products to consumers through retail counters located in both department stores and other traditional stand-alone jewelry stores. Kingold offers a wide range of in-house designed products including but not limited to gold necklaces, rings, earrings, bracelets, and pendants. Pricing of products is made at the time of sale based upon the then-current price of gold, and Kingold then reports sales upon delivery.

Kingold Jewelry, Inc. March 26, 2012	Page 2

During the quarter, the Company continued to see strong demand for these products through retail sales channels.  The Company also started to test online channels to reach new customer segments.

For the 2011 year, Kingold produced approximately 30 metric tons of 24-karat gold products compared to 26 metric tons in 2010, an increase of 15.3%.

The Company signed agreements with two major Chinese national banks, the Bank of Communications and China Merchant Bank, and one major regional bank Wuhan Rural Commercial Bank, to enter the investment gold business. This primarily includes gold coins, bars and certain gold gift products, which are sold to individual branch locations under that bank’s specific brand. Kingold tested this business model in 2011 and expects it to be a meaningful contributor to sales going forward.

Kingold is also continuing to cost-effectively expand all aspects of its operations, including further expansion of its production facilities and its distribution network. In 2011, the Company continued to build relationships with large distributors, wholesalers and retailers. Kingold now has a presence in most provinces, municipalities and autonomous regions in PRC. This network has allowed the Company to greatly improve its delivery time to individual customers, in most cases delivering product with 24-hours of order.

Market Overview

Kingold purchases gold, directly from the Shanghai Gold Exchange, of which it has been a member since 2003. The membership grants the Company the privilege of purchasing gold directly from the Shanghai Gold Exchange at a more competitive price.

Mr. Jia continued, “The Company continues to see stable and strong gold demand from China throughout this recent period of global gold price fluctuations. We sell our products to our customers at a price that reflects the market price of the base material, plus a mark-up reflecting our design fees and processing fees. The decrease in market pricing during the fourth quarter did impact our sales, however despite this fluctuation we are still very positive on the long-term demand for gold among Chinese customers.”

2011 Fourth Quarter Financial Review

•	The Company reported revenues for the 2011 fourth quarter of $168.5 million, compared to $185 million in the fourth quarter of 2010. The decrease was largely due to lower gold prices during the period.

•	Gross profit for the period was $6.8 million compared to $9.5 million in the prior-year period. Gross margin decreased to 4.0% for the three months ended December 31, 2011, from 5.1% for the prior-year period. The Company’s gross margin is defined by the mark-up it charges reflecting design and processing fees, typically is around 3% of the price of the base material, and is determined by the complexity of design.

Kingold Jewelry, Inc. March 26, 2012	Page 3

•	The Company reported net income attributable to Kingold shareholders for the fourth quarter of 2011 of $3.2 million, or $0.06 per diluted share based on 50.8 million weighted average diluted shares outstanding, compared to net income of $5.3 million, or $0.12 per diluted share based on 44.6 million diluted shares outstanding, in the prior-year period.

Full-year 2011 Financial Review

•	Net sales for the year ended December 31, 2011, increased to $789.0 million, an increase 50.9% from net sales of $523.9 million for the year ended December 31, 2010. The increase in net sales was primarily driven by the increased amount of products sold as well as by the increase in the price of gold. Of the $266 million increase, approximately $140 million was attributable to increases in production and approximately $100 million was attributable to the increase in the price of gold in the first nine months of 2011.

•	Gross profit for the year ended December 31, 2011, increased to $42.2 million, an increase of $11 million, or 35.4%, from $31.2 million for the same period in 2010. The increase in gross profit was primarily due to the increase in sales volume. Gross margin for the year ended December 31, 2011, was 5.3%, compared to 6.0% for 2010, the margin decrease year-over-year primarily because of a product mix shift toward branded production, significant gold price increases between 2010 and 2011 and the Company could not raise the processing fee proportionally.

•	The Company reported net income attributable to Kingold common shareholders for the year ended December 31, 2011, of $26.2 million, or $0.52 per diluted share based on 50.6 million weighted average diluted shares outstanding, compared to net income of $18.2 million, or $0.41 per diluted share based on 44.1 million diluted shares outstanding, in the prior year.

Balance Sheet and Cash Flow Highlights

(in millions except for percentages)	12/31/2011	12/31/2010	% Change
Cash and Cash Equivalents	$8.8	$9.2	(4.3%)
Inventories (Gold)	108.1	55.4	95.1%
Working Capital	113.4	59.8	89.6%
Total Long-term Debt	0	0	N/A
Stockholders’ Equity	127.0	73.8	72.1%

Kingold’s net cash from operating activities can fluctuate significantly due to changes in inventories (principally gold). Other factors that may vary significantly include its accounts payable, purchases of gold and income taxes. The Company expects the net cash that it generates from operating activities to continue to fluctuate as its inventories, accounts payables and the other factors described above change with increased production and the purchase of larger quantities of raw materials (gold).

Kingold Jewelry, Inc. March 26, 2012	Page 4

Business Outlook for 2012

Based on the Company’s existing resources and capacity, Kingold believes sales volume will be around 35 tons during 2012. This guidance is based solely on current projected, organic growth.

Mr. Jia concluded, “We feel that our Company made significant strides in diversifying our operations and produced strong financial results during 2011. While Kingold exceeded its guidance provided in early 2011, the effect of volatility in global gold pricing in the second half of the year and initial costs and expenses incurred in the gold investment business without corresponding revenue resulted in the Company missing its revised guidance. While we cannot predict the short-term changes in pricing of gold globally, we think that our Company is well positioned to continue organic growth through the opening of additional retail sales channels, expansion for our investment product business, introducing new 24-karat products, and expanding our service and design offerings. We remain optimistic about the outlook of gold demand in China, and feel that Kingold’s improving brand recognition and capacity expansion will help drive volumes going forward. We are comfortable providing solid sales volume guidance for 2012, and feel very confident that the long-term drivers of gold purchasing in China (disposable income, increased investing interest, rising affluence of Chinese citizens) will continue to provide stable and steady growth for our business. We continued to be supported by a strong balance sheet, with $116.9 million in cash and inventories (gold) and no long-term debt.”

Conference Call

Kingold also announced that it will also discuss these results in a conference call tomorrow morning (March 27, 2012) at 8:30 a.m. ET.

The dial-in numbers are:

Live Participant Dial In (Toll Free):	877-407-0778
Live Participant Dial In (International):	201-689-8565

The conference call will also be webcast live. To listen to the call, please go to the Investor Relations section of Kingold’s website at www.kingoldjewelry.com, or click on the following link:

http://www.investorcalendar.com/IC/CEPage.asp?ID=167804.

The Company will also have an accompanying slide presentation available in PDF format on its homepage prior to the conference call.

About Kingold Jewelry, Inc.:

Kingold Jewelry, Inc. (NASDAQ: KGJI), centrally located in Wuhan City, China's fourth largest city, was founded in 2002 and today is one of China's leading designers and manufacturers of 24-karat gold jewelry, ornaments and investment-oriented products. The Company sells both directly to retailers as well as through major distributors across China. Kingold has received numerous industry awards and has been a member of the Shanghai Gold Exchange since 2003. For more information, please visit www.kingoldjewelry.com.

Kingold Jewelry, Inc. March 26, 2012	Page 5

Business Risks and Forward-Looking Statements

This press release contains forward-looking statements that are subject to the safe harbors created under the Securities Act of 1933 and the Securities Exchange Act of 1934. Readers are cautioned that actual results could differ materially from those expressed in any forward-looking statements. In addition, please refer to the risk factors contained in Kingold's SEC filings available at www.sec.gov, including Kingold's most recent Annual Report on Form 10-K and Quarterly Reports on Form 10-Q. Readers are cautioned not to place undue reliance on any forward-looking statements, which speak only as of the date on which they are made. Kingold undertakes no obligation to update or revise any forward-looking statements for any reason.

Company Contact:

Kingold Jewelry, Inc.

Bin Liu, CFO

Phone: +1-847-660-3498 (US) / +86-27-6569-4977 (China)

Email: bl@kingoldjewelry.com

INVESTOR RELATIONS

The Equity Group Inc.	Katherine Yao, Account Executive
Adam Prior, Vice President	+86 10-6587-6435
(212) 836-9606	kyao@equityny.com
aprior@equityny.com

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Kingold Jewelry, Inc. March 26, 2012	Page 6

KINGOLD JEWELRY INC.
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(IN US DOLLARS)

	For the three months ended		For the years ended
	December 31,		December 31,
	2011	2010	2011	2010
	Unaudited		Audited

NET SALES	168,435,388	$184,944,446	$788,968,746	$523,007,255

COST OF SALES
Cost of sales	(161,251,439)	(175,063,921)	(745,497,529)	(490,638,666)
Depreciation	(351,293)	(340,264)	(1,223,418)	(1,172,552)
Total cost of sales	(161,602,732)	(175,404,185)	(746,720,947)	(491,811,218)

GROSS PROFIT	6,832,656	9,540,262	42,247,799	31,196,037

OPERATING EXPENSES
Selling, general and administrative expenses	1,381,298	1,600,082	3,931,824	3,733,557
Stock compensation expenses	547,296	155,040	804,796	825,480
Depreciation	39,399	37,709	137,724	124,651
Amortization	2,919	2,840	11,700	11,170
Total Operating Expenses	1,970,912	1,795,670	4,886,044	4,694,858

INCOME FROM OPERATIONS	4,861,744	7,744,592	37,361,755	26,501,179

OTHER INCOME (EXPENSES)
Other income	29,415	148,035	47,649	166,970
Interest income	17,088	2,566	22,846	5,798
Interest expense	(321,027)	(73,959)	(441,838)	(479,133)
Fees to guarantor of short term loans	-	(67,719)	-	(67,719)
Other expenses	-	(9)	-	(1,479)
Total Other Expenses, net	(274,524)	8,914	(371,343)	(375,563)

INCOME FROM OPERATIONS BEFORE TAXES	4,587,220	7,753,505	36,990,412	26,125,616

PROVISION FOR INCOME TAXES	(1,411,009)	(2,159,545)	(9,758,782)	(7,084,930)

NET INCOME	$3,176,211	$5,593,960	27,231,630	$19,040,686
Less: net income attributable to noncontrolling interest	-	(260,383)	(1,039,754)	(877,067)
NET INCOME ATTRIBUTABLE TO COMMON SHAREHOLDERS	3,176,211	5,333,578	26,191,876	$18,163,619

OTHER COMPREHENSIVE INCOME
Total foreign currency translation gains	1,623,658	956,521	4,957,237	2,304,787
Less: foreign currency translation gains
attributable to noncontrolling interest	-	(22,671)	(49,612)	(51,215)
Foreign currency translation gains
attributable to common stockholders	1,623,658	933,848	4,907,625	2,253,572

COMPREHENSIVE INCOME	4,799,869	$6,267,426	31,099,501	$20,417,191

Earnings per share
Basic	$0.06	$0.13	0.53	$0.43
Diluted	$0.06	$0.12	0.52	$0.41
Weighted average number of shares
Basic	50,279,886	42,393,023	49,616,147	41,948,406
Diluted	51,264,247	44,608,789	50,600,508	44,054,736

Kingold Jewelry, Inc. March 26, 2012	Page 7

KINGOLD JEWELRY, INC.
CONSOLIDATED BALANCE SHEETS
(IN US DOLLARS)

	December 31,	December 31,
	2011	2010
ASSETS

CURRENT ASSETS
Cash and cash equivalents	$8,810,173	$9,151,536
Accounts receivable	896,949	1,165,760
Inventories	108,088,420	55,426,830
Other current assets and prepaid expenses	72,333	72,215
Deferred offering costs	-	666,364
Value added tax recoverable	4,750,847	3,853,647
Total Current Assets	122,618,722	70,336,352

PROPERTY AND EQUIPMENT, NET	12,942,902	13,332,416

OTHER ASSETS
Other assets	153,102	146,222
Intangible assets, net	515,543	503,824
Total other assets	668,645	650,046
TOTAL ASSETS	$136,230,269	$84,318,814

LIABILITIES AND EQUITY

CURRENT LIABILITIES
Short term loans	$6,343,578	$6,058,486
Other payables and accrued expenses	870,454	1,715,431
Income tax payable	1,451,929	2,185,112
Other taxes payable	562,027	545,222
Total Current Liabilities	9,227,988	10,504,251

COMMITMENTS AND CONTINGENCIES	-	-

EQUITY
Preferred stock, $0.001 par value, 500,000 shares
authorized, none issued or outstanding
as of December 31, 2011 and 2010	-	-
Common stock $0.001 par value, 100,000,000 shares
authorized, 53,107,343 and 42,531,994 shares issued and outstanding
as of December 31, 2011 and 2010	53,108	42,532
Additional paid-in capital	55,728,009	31,901,832
Retained earnings
Unappropriated	59,936,120	33,744,244
Appropriated	967,543	967,543
Accumulated other comprehensive income	10,317,501	5,409,876
Total Stockholders' Equity	127,002,281	72,066,027

Noncontrolling interest	-	1,748,536
Total Equity	127,002,281	73,814,563
TOTAL LIABILITIES AND EQUITY	$136,230,269	$84,318,814

Kingold Jewelry, Inc. March 26, 2012	Page 8

KINGOLD JEWELRY, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(IN US DOLLARS)

	For the years ended December 31,
	2011	2010
CASH FLOWS FROM OPERATING ACTIVITIES
Net income	$27,231,630	$19,040,686
Adjusted to reconcile net income to cash provided by (used in)
operating activities:
Depreciation	1,361,142	1,297,203
Amortization of intangible assets	11,700	11,170
Share based compensation	804,796	825,480
Changes in operating assets and liabilities
(Increase) decrease in:
Accounts receivable	315,857	(646,843)
Inventories	(48,845,404)	(21,988,671)
Other current assets and prepaid expenses	(10,731)	30,307
Deferred offering costs	666,364	(666,364)
Value added tax recoverable	(698,584)	2,091,880
Increase (decrease) in:
Other payables and accrued expenses	(852,514)	1,328,329
Income tax payable	(815,831)	770,528
Other taxes payable	(8,636)	337,482
Net cash provided by (used in) operating activities	(20,840,211)	2,431,187

CASH FLOWS FROM INVESTING ACTIVITIES
Purchase of property and equipment	(368,791)	(31,861)
Net cash (used in) investing activities	(368,791)	(31,861)

CASH FLOWS FROM FINANCING ACTIVITIES
Restricted cash	-	1,477,506
Proceeds from bank loans	21,557,736	5,910,022
Repayments of bank loans	(21,557,736)	(8,865,033)
Proceeds from related party loan	3,655,604	-
Repayments of related party loan	(3,655,604)	-
Net proceeds from stock issuance in public offering	20,144,255	-
Net proceeds from exercise of warrants	49,800	-
Net cash provided by (used in) financing activities	20,194,055	(1,477,505)

EFFECT OF EXCHANGE RATES ON CASH & CASH EQUIVALENTS	673,584	265,595

NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS	(341,363)	1,187,416

CASH AND CASH EQUIVALENTS, BEGINNING OF YEAR	9,151,536	7,964,120

CASH AND CASH EQUIVALENTS, END OF YEAR	$8,810,173	$9,151,536

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION

Cash paid for interest expense	$441,838	$479,106
Cash paid for income tax	$10,574,613	$6,314,402